                                   Exhibit 11


                              Polymer Group, Inc.

                       Computation of Earnings Per Share
                                  (Unaudited)



                                                            Three Months Ended                  Nine Months Ended
                                                          -------------------------         --------------------------
                                                          Sept. 27,       Sept. 28,         Sept. 27,        Sept. 28,
                                                            1997            1996               1997            1996
                                                          -------------------------         --------------------------
Primary income (loss) per common share
Net income (loss)                                         $(3,057)        $ 5,531            $ 7,917        $(9,306)
                                                          =======================            ======================
Common shares:
 Weighted average number of shares outstanding             32,000          32,000             32,000         26,250

 Adjustments:
  Common share equivalents                                     --              --                 --             --
  Warrants to purchase common stock                            --              --                 --             --
                                                          -----------------------            ----------------------
Average number of common shares, as adjusted               32,000          32,000             32,000         26,250
                                                          =======================            ======================
Primary income (loss) per common share                    $ (0.10)        $  0.17            $  0.25        $ (0.35)
                                                          =======================            ======================
Income (loss) per common share assuming
     full dilution
Net income (loss)                                         $(3,057)        $ 5,531            $ 7,917        $(9,306)
                                                          =======================            ======================
 Common shares:
 Weighted average number of shares outstanding             32,000          32,000             32,000         26,250

 Adjustments:
  Common share equivalents                                     --              --                 --             --
  Warrants to purchase common stock                            --              --                 --             --
                                                          -----------------------            ----------------------
Average number of common shares, as adjusted               32,000          32,000             32,000         26,250
                                                          =======================            ======================
Income (loss) per common share assuming
     full dilution                                        $ (0.10)        $  0.17            $  0.25        $ (0.35)
                                                          =======================            ======================